PROMISSORY NOTE

$50,000.00 USD. Date: May 17, 2007

THIS AMENDED AND RESTATED PROMISSORY NOTE (THE “NOTE”) SUPERSEDES IN ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE, DATED AS OF APRIL 12, 2007 ISSUED BY THE PROMISSOR TO THE HOLDER.

FOR VALUE RECEIVED, RAVEN GOLD CORP. (the “Promissor”) hereby promises to pay to COACH CAPITAL, LLC, or such other holder for the time being hereof (the “Holder”), the principal amount of Fifty Thousand Dollars ($50,000.00) in United States currency (the “Principal Amount”), and to pay interest thereon at the rate of ten per cent (10%) per annum calculated annually from May 1, 2007 on so much of the Principal Amount as shall be outstanding from time to time, ON DEMAND.

Time shall be of the essence of this Note. Extension of time for payment of all or any part of the amount owing hereunder at any time or times, or failure of the Holder to enforce any of the rights or remedies hereunder, shall not release the Promissor and shall not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

Should suit be brought to recover on this Note, the Promissor promises to pay reasonable attorney’s fees and court costs in addition to the amount found to be due on this Note.

The Holder acknowledges and agrees that the Promissor is a public company having reporting obligations under the Securities Exchange Act of 1934, and that the Promissor shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), upon the execution of this Note, setting forth the terms of this Note and filing a copy of this Note as an exhibit thereto. The Holder further acknowledges and agrees that the Promissor shall have the right to make any filing with the SEC or disclose the terms of this Note, without the prior approval of the Holder if such disclosure is required by law, court order or the SEC rules or regulations.

IN WITNESS WHEREOF the Promissor has executed this Amended and Restated Note on May 17, 2007.

RAVEN GOLD CORP.

By: /s/ Gary Haukeland

Name: Gary Haukeland
Title: Chief Executive Officer